Exhibit 10.10

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is entered into as of June 17, 2005 by and among, (a) KKR FINANCIAL CORP., a Maryland corporation (“KKR Financial”) and KKR TRS HOLDINGS, INC, a Delaware corporation (“KKR TRS” and together with KKR Financial, each individually, a “Borrower” and collectively, the “Borrowers”), (b) JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (the “Existing Lenders”) party to that certain Credit Agreement, dated as of June 16, 2005 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrowers, the Existing Lenders and the Administrative Agent, (c) the Existing Lenders, and (d) BANK OF AMERICA, N.A., a national banking association (the “New Lender” and collectively with the Existing Lenders after giving effect to this Amendment, the “Lenders”).

WHEREAS, the Borrowers have requested that the Existing Lenders, the Administrative Agent and the New Lender agree, and the Existing Lenders, the Administrative Agent, and the New Lender have agreed, on the terms and subject to the conditions set forth herein, to amend certain provisions of the Credit Agreement to increase the aggregate Commitments thereunder and provide for the New Lender to accede to the Credit Agreement as if it had been an Existing Lender, in each case, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Defined Terms.  Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

§2.          Amendment to Section 1.1 (Definitions) of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by deleting the last sentence of the definition of “Commitment” set forth in such Section 1.1 in its entirety and substituting in lieu thereof the following: “The aggregate amount of the Lenders’ Commitments is $275,000,000.”

§3.          Amendment to Schedule 2.1 (Commitments) of the Credit Agreement. Schedule 2.1 of the Credit Agreement is hereby amended by deleting Schedule 2.1 in its entirety and substituting in lieu thereof Schedule 2.1 attached hereto.

§4.          Amendment to Exhibit A (Assignment and Assumption) to the Credit Agreement.  Exhibit A to the Credit Agreement is hereby amended by deleting Paragraph 5 set forth therein and substituting in lieu thereof the following new Paragraph 5:

                                                                                                “5.           Credit Agreement:        The Credit Agreement dated as of June 16, 2005, among KKR Financial Corp., KKR TRS Holdings, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto (as amended and in effect from time to time).”

§5.          Accession of the New Lender.  Subject to the terms and conditions of this Amendment, the New Lender hereby agrees to assume, without recourse to the Existing Lenders or the Administrative Agent, on the Effective Date, a Commitment of $25,000,000 in accordance with the terms set forth in the Credit Agreement.  Upon such assumption, the aggregate Commitments of the Lenders shall be automatically increased by the amount of such assumption as set forth on Schedule 2.1 hereto.  The New Lender hereby agrees to be bound by, and hereby requests the agreement of the Borrowers and the Administrative Agent that the New Lender shall be entitled to the benefits of, all of the terms, conditions and provisions of the Credit Agreement as if the New Lender had been one of the lending institutions originally executing the Credit Agreement as a “Lender”; provided that nothing herein shall be construed as making the New Lender liable to the Borrowers or the other Lenders in respect of any acts or omissions of any party to the Credit Agreement or in respect of any other event occurring prior to the Effective Date of this Amendment.

§6.          Representations and Warranties of the New Lender.  The New Lender (a) represents and warrants that (i) it is duly and legally authorized to enter into this Amendment, (ii) the execution, delivery and performance of this Amendment do not conflict with any provision of law or of the charter or by-laws of the New Lender, or of any agreement binding on the New Lender, and (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Amendment, and to render the same the legal, valid and binding obligation of the New Lender, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (c) agrees that it will, independently and without reliance upon the other Lenders or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is eligible to become a party to this Amendment under the terms and conditions of the Credit Agreement; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

§7.          Affirmation of the Borrowers.  Each of the Borrowers hereby ratifies and confirms all of its Obligations to the Lenders under the Credit Agreement (as amended hereby), including, without limitation, the Loans, and each of the Borrowers hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due under the Credit Agreement as amended hereby.

§8.          Representations and Warranties of the Borrowers.  Each of the Borrowers hereby represents and warrants to the Lenders as follows:

(a)           Representations and Warranties in the Credit Agreement.  The representations and warranties of each of the Borrowers contained in the Credit

Agreement were true and correct at and as of the date thereof and hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent such representations and warranties relate expressly to an earlier date.

(b)           Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

(c)           Authority, Etc.  The execution and delivery by each of the Borrowers of this Amendment and the performance by the Borrowers of all of their agreements and obligations under the Credit Agreement as amended and the other Loan Documents hereby are within the corporate authority of the Borrowers and have been duly authorized by all necessary corporate action on the part of the Borrowers.

(d)           Enforceability of Obligations.  This Amendment and the Credit Agreement as amended and the other Loan Documents hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)           No Default.  After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

§9.          Conditions to Effectiveness.  This Amendment shall be deemed to be effective as of June 17, 2005 (the “Amendment Closing Date”), subject to the receipt by the Administrative Agent of a fully executed counterpart hereof executed by each of the Borrowers, the Existing Lenders, the New Lender and the Administrative Agent.

§10.        No Other Amendments.  Except as specifically amended hereby, this Amendment does not constitute an amendment of any other term or condition of the Credit Agreement or any other Loan Document, and all such other terms and conditions are hereby ratified and confirmed and shall remain in full force and effect.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Administrative Agent or any of the Lenders to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents.  Except for the amendment expressly set forth herein, nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.

§11.        Expenses  Pursuant to Section 9.3 of the Credit Agreement, the Borrowers jointly and severally agree to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in producing, reproducing and negotiating this Amendment.

§12.        Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

§13.        Miscellaneous.  THIS AMENDMENT SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

KKR FINANCIAL CORP.

By:	/s/ BARBARA J. S. MCKEE
	Name:	Barbara J. S. McKee
	Title:	Secretary and General Counsel

Address:	Four Embarcadero Center, Suite 2050 San Francisco, CA 94111

Taxpayer Identification Number: 20-1426618

KKR TRS HOLDINGS, INC.

By:	/s/ BARBARA J. S. MCKEE
	Name:	Barbara J. S. McKee
	Title:	Secretary and General Counsel

Address:	Four Embarcadero Center, Suite 2050 San Francisco, CA 94111

Taxpayer Identification Number: 20-1527391

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ MARYBETH MULLEN
	Name:	Marybeth Mullen
	Title:	Managing Director

CITICORP NORTH AMERICA, INC.

By:	/s/ EDWARD T. CROOK
	Name:	Edward T. Crook
	Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ ELIZABETH KURILECZ
	Name:	Elizabeth Kurilecz
	Title:	Senior Vice President